EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:          American Medical Technologies, Inc.

We consent to the incorporation by reference in the Registration Statements filed on Form S-8 pertaining to the American Medical Technologies, Inc. stock option plans of our report dated April 16, 2007, relating to our audits of the consolidated financial statements of American Medical Technologies, Inc. appearing in the Form 10-KSB for the year ended December 31, 2006.

/s/ Hein & Associates LLP
Hein & Associates LLP

Houston, Texas
July 18, 2007